Exhibit No. 10(B)

                           THE PROGRESSIVE CORPORATION
                   2005 INFORMATION TECHNOLOGY INCENTIVE PLAN

1. The Progressive Corporation and its subsidiaries ("Progressive" or the "Company") have adopted The Progressive Corporation 2005 Information Technology Incentive Plan (the "Plan") as part of their overall compensation program for employees assigned to the Company's Information Technology Organization ("IT Organization").

2. There is a strong correlation between computer systems availability and the economic performance of the Company. All 3 sales channels, customer service and claims handling are dependent on electronic systems. When systems are down, Progressive incurs lost productivity costs and, in some cases, may forfeit revenue opportunities. The Plan is designed to incent employees within the IT Organization to find creative ways to eliminate scheduled and unscheduled system downtime, and shift the risk associated with technology changes away from times when downtime is most costly to the business.

3. A significant aspect of the Plan is that it encourages continuous improvement. Each year, the complexity of the Progressive computing environment increases, as we introduce new applications and increasingly target systems to the end consumer. The target payout for the Plan will be set at the amount of "up time points" earned the previous year (adjusted proportionately for any change in the duration of the current Plan year). In order to receive a payout above the target, the performance achieved needs to exceed the previous year's performance level (as so adjusted) in a more complex environment. Plan years will coincide with Progressive's fiscal years.

4. All regular employees of Progressive (including managers) who are assigned primarily to the IT Organization are eligible to be selected for participation in the Plan. The Chief Executive Officer, after consulting with the Chief Human Resource Officer, (collectively, the "Designated Officers") shall have the authority to select Plan participants for any given Plan year.

5. Annual payments under the Plan will be determined by application of the following formula:

      Annual IT Incentive Payment = Paid Earnings x Target Percentage x IT Performance Factor.

      The Annual IT Incentive Payment payable to any participant with respect to any given Plan year will not exceed $75,000.00.

6.    Paid Earnings for any Plan year means and includes the following items:
(a) regular, used Earned Time Benefit, sick, holiday, funeral and overtime pay paid to a participant during the Plan year for work or services performed as an officer or employee of Progressive during the Plan year, and (b) retroactive payments of any of the foregoing items relating to the same Plan year.

      For purposes of the Plan, Paid Earnings shall not include any short-term or long-term disability payments made to the participant, the earnings replacement component of any worker's compensation award, any lump sum merit awards, payments from the merit cash pool, any bonus or incentive compensation awards or any unused Earned Time Benefit.

      Notwithstanding the foregoing, if the sum of the regular, used Earned Time Benefit, sick, holiday and funeral pay received by a participant for a Plan year exceeds his/her salary range maximum for that Plan year (determined as of the end of the 24th pay period), then his/her Paid Earnings for that Plan year shall equal his/her salary range maximum, plus any of the following items received by such participant for that Plan year: (a) overtime pay and (b) retroactive payments of regular, used Earned Time Benefit, sick, holiday, overtime and funeral pay.

7. Target Percentages vary by position and shall be determined on an annual basis by the Designated Officers.

8. In the discretion of the Designated Officers, participants in this Plan may also participate in The Progressive Corporation 2005 Gainsharing Plan, or any successors thereto.

9.    The IT Performance Factor

      The IT Performance Factor is based on application availability and accuracy measured on a point system, and may vary from 0 to 2.0. Points are awarded for every day that production systems, both mainframe and client/server, are outage free. If there is an outage in any production system, all of the points relating to that application are lost for that day. Measured applications, measured hours, outage definitions, point values and administrative guidelines will be defined on an annual basis by or under the direction of the Designated Officers. A Performance Matrix approved by the Designated Officers will assign a Performance Score to various point levels that may be achieved.

      For 2005, and for each Plan year thereafter until otherwise determined by the Designated Officers, the applicable Plan rules shall be as set forth in
Schedule I attached hereto.

      The best possible score in any given week is 10 points per application (or a total of 200 points). Attached hereto as Schedule II is the 2005 Performance Matrix with the breakdown of scores and related outcomes. For 2005, a target of
1.00 will be achieved by earning between 10,024 and 10,027 points out of a possible 10,400 points. The Designated Officers will establish the applicable performance targets, the performance scores that will be awarded for various point levels achieved and the maximum potential points that may be earned and the resulting performance score for subsequent Plan years.

10. If, for any Plan year, an employee has been selected to participate in both the Plan and another incentive plan offered by the Company, then with respect to such employee, the Annual IT Incentive Payment formula set forth in Paragraph 5 hereof will be appropriately adjusted by applying a weighting factor to reflect the proportion of the employee's total annual incentive opportunity that is being provided by the Plan. The Designated Officers shall have full authority to determine the incentive plan or plans in which any employee shall participate during any plan year and, if an employee is selected to participate in more than one plan, the weighting factor that will apply to each such plan.

11. Subject to Paragraph 12 below, no later than December 31 of each Plan year, each participant will receive an initial payment in respect of his or her Annual IT Incentive Payment for that Plan year equal to 75% of an amount calculated on the basis of Paid Earnings for the first 24 pay periods of the Plan year, estimated earnings for the remainder of the Plan year, performance data through the first 24 pay periods of the Plan year and forecasted performance results for the remainder of the Plan year. No later than February 15 of the following year, each participant shall receive the balance of his or her Annual IT Incentive Payment, if any, for such Plan year, based on his or her Paid Earnings and performance data for the entire Plan year.

12. Unless otherwise determined by the Committee (as defined below), and except as expressly provided herein, in order to be entitled to receive an Annual IT Incentive Payment for any Plan year, the participant must be assigned to the IT Organization and be an active employee of the Company on November 30 of that Plan year ("Qualification Date"). Individuals who are hired on or after December 1 of any Plan year are not entitled to receive an Annual IT Incentive Payment for that Plan year.

      Any participant who is on a leave of absence covered by the Family and Medical Leave Act of 1993, personal leave of absence approved by the Company, military leave or short or long-term disability on the Qualification Date with respect to any Plan year will be entitled to receive an Annual IT Incentive Payment for that Plan year, calculated as provided in Paragraphs 5 and 11 above and based on the amount of Paid Earnings received by such participant for the Plan year.

      Annual IT Incentive Payments will be net of any legally required deductions for federal, state and local taxes and other items.

13. The right to any Annual IT Incentive Payment hereunder may not be sold, transferred, assigned or encumbered by any participant. Nothing herein shall prevent any participant's interest hereunder from being subject to involuntary attachment, levy or other legal process.

14. The Plan shall be administered by or under the direction of the Compensation Committee of the Board of Directors of The Progressive Corporation ("Committee"). The Committee shall have the authority to adopt, alter, modify, amend and repeal such rules, guidelines, procedures and practices governing the Plan as it shall, from time to time, in its sole discretion, deem advisable.

      The Committee shall have full authority to determine the manner in which the Plan will operate, to interpret the provisions of the Plan and to make all determinations hereunder. All such interpretations and determinations shall be final and binding on Progressive, all Plan participants and all other parties. No such interpretation or determination shall be relied on as a precedent for any similar action or decision.

      Unless otherwise determined by the Committee, all of the authority of the Committee hereunder (including, without limitation, the authority to administer the Plan, select participants in the Plan, interpret the provisions of the Plan, waive any of the requirements specified herein and make determinations hereunder and to establish, change or modify performance targets and measures) may be exercised by the Designated Officers. In the event of a dispute or conflict, the determination of the Committee will govern.

15. The Plan may be terminated, amended or revised, in whole or in part, at any time and from time to time by the Committee, in its sole discretion.

16. The Plan will be unfunded and all payments due under the Plan shall be made from Progressive's general assets.

17. Nothing in the Plan shall be construed as conferring upon any person the right to remain a participant in the Plan or to remain employed by Progressive, nor shall the Plan limit Progressive's right to discipline or discharge any of its employees or change any of their job titles, duties or compensation.

18. Progressive shall have the unrestricted right to set off against or recover out of any Annual IT Incentive Payment or other sums owed to any participant under the Plan any amounts owed by such participant to Progressive.

19. This Plan supersedes any and all prior plans, agreements, understandings and arrangements regarding bonuses or other cash incentive compensation payable to participants by or due from Progressive and relating to the availability of computer systems. Without limiting the generality of the foregoing, this Plan supersedes and replaces The Progressive Corporation 2004 Information Technology Incentive Plan (the "Prior Plan"), which is and shall be deemed to be terminated as of January 1, 2005 (the "Termination Date"); provided, that any bonuses or other sums earned and payable under the Prior Plan with respect to any Plan year ended on or prior to the Termination Date shall be unaffected by such termination and shall be paid to the appropriate participants when and as provided thereunder.

20. This Plan is adopted, and is to be effective, as of January 2, 2005, which is the commencement of Progressive's 2005 fiscal year. This Plan shall be effective for the 2005 Plan year (which coincides with Progressive's 2005 fiscal year) and for each Plan year thereafter unless and until terminated by the Committee.

21. This Plan shall be interpreted and construed in accordance with the laws of the State of Ohio.

                                   SCHEDULE I

                      INFORMATION TECHNOLOGY INCENTIVE PLAN
                                   2005 RULES

1. SYSTEM MEASUREMENTS

The intent of this program is to ensure that incidents that have major business impact are counted as an outage. An outage is defined as an event (excluding a telecommunication failure) that prevents 100 or more customers from using an application for more than 15 minutes. We define a customer as an agent, policyholder, claimant, quote requester, body shop personnel or internal user.

The measured hours are 24 hours a day, Monday through Saturday. All day Sunday is measured with the exception of our weekly system maintenance window which is from 3:30am until 8:00am EST and, also, one (1) Sunday a quarter from Midnight to 8:00am EST.

Individual application service level agreements (SLAs) will take precedent over these time frames. See chart below:

             SYSTEM                       ADDITIONAL OUTAGE CLARIFICATIONS
--------------------------------    --------------------------------------------
Cash Disbursements (CDS)            An outage is defined for
                                    Monday through Friday as any time the system
                                    is not available by 7 am. An exception would
                                    be any requested Saturday or Sunday access
                                    requested by the system owner 24 hours in
                                    advance.

Claims CARS

Claims Decision Point

Claims PACMan                       PACMan is scheduled for maintenance from
                                    Midnight to 8:00am every Sunday.

                                    In addition, they are scheduled for an "as needed" maintenance window on the second
                                    Thursday of the month from 3:30am until
                                    6:00am. An outage for start of day, for the Thursday maintenance window, would be any time PACMan is not available by 6:00am.

Claims Web Tracker

Claims Workbench (CWB) /
ClaimStation

Commercial Auto (PRAT/WFC)

DirectPro                           An outage is defined as an event (excluding
                                    call routing licensing issues) preventing
                                    quoting and/or selling. An exception would
                                    be one (1) Sunday a month (Sunday before
                                    Month End) from 3:30am until 5:30am EST.

                                    We recognize that, at times, an individual state or states may not be available for quoting or selling. There is not a clear cut method to measure the business impact.
                                    In these cases, the business will be
                                    consulted to determine the impact.

FAO An outage is defined as an event (excluding call routing licensing issues) preventing quoting and/or selling. An exception would be one (1) Sunday a month (Sunday before Month End) from 3:30am until 5:30am EST.

Internet Special Lines              An outage is defined as an event (excluding
                                    call routing licensing issues) preventing
                                    quoting and/or selling. An exception would
                                    be one (1) Sunday a month (Sunday before
                                    Month End) from 3:30am until 5:30am EST.

Internet Auto                       An outage is defined as an event (excluding
                                    call routing licensing issues) preventing
                                    quoting and/or selling. An exception would
                                    be one (1) Sunday a month (Sunday before
                                    Month End) from 3:30am until 5:30am EST.

Internet Comparison                 An outage is defined as an event preventing
                                    quoting of both the Comparison and
                                    Progressive rates and/or the selling of the
                                    Progressive rate, once the quote has entered
                                    the Internet Comparison application. This
                                    excludes intentional DNQ (Do Not Quote)
                                    situations for competitors driven by
                                    competitor eligibility rules and call
                                    routing licensing issues. An exception would
                                    be one (1) Sunday a month (Sunday before
                                    Month End) from 3:30am until 5:30am EST, and
                                    quarterly scheduled extended Maintenance
                                    times.

Personal Progressive

Ownership Work Bench (OWB)

POLARIS Billing System / ProBill    An outage for the start of day is defined as
                                    any time the POLARIS transactions are not
                                    available by 6:00am Monday through Friday.
                                    On Saturday, Agent Bank (S6) and Common EFT
                                    (S7) perform weekly file maintenance. An
                                    outage on Saturday will be defined as any
                                    time either of these 2 transactions are not
                                    available by 8:00am.

Policy Services Work Flow (POWR)    An outage is defined as any time their
                                    scanning system is totally unavailable (both
                                    locations down) for more than 30 minutes
                                    excluding their daily batch window between
                                    midnight and 4:00am EST.

ProRater Uploads

PROTEUS (Atlantic, Gulf,            An outage for start of day is defined as
Midwest, Pacific)                   anytime the 30 minute back-up occurs after
                                    6:00am, or causes the application to be
                                    unavailable over 30 minutes.

Server Based Rating (SBR)           An outage is defined as an event (excluding
                                    call routing licensing issues) preventing
                                    quoting and/or selling. An exception would
                                    be one (1) Sunday a month (Sunday before
                                    Month End) from 3:30am until 5:30am EST.

Call Flow                           A call routing outage is defined as anytime
                                    100 unique customers calls are not
                                    successfully completed to Progressive (i.e.,
                                    fast busy, non-working number recording)
                                    within a 15 minute period due to a
                                    Progressive error.

2. CUSTOMER RETENTION

An outage impacting 100 or more customers is defined as:

      E-mails are sent multiple times to the same person

      EFT (electronic fund transfers) incorrectly occur multiple times

      Bills are sent to the wrong person

      Billing is incorrect by more than $ 1.00

      Documents are retransmitted (post office, fax or email) for any of the conditions below:

            A. Print was incorrect

            B. Forms were missing

            C. Forms were sent in error

      Policyholder personal information is compromised by sharing or sending forms to the wrong person or agent.

3. AVAILABILITY OF AN APPLICATION

There can be times when an application is available but a particular transaction could be out of service or malfunctioning. For our measurement purposes, this would typically be counted as an outage.

We recognize there could be an occasion where the unavailable transaction represents insignificant lost functionality and may effect less than 100 customers. These transactions being unavailable would not be counted as an outage.

4. VENDOR SERVICE OUTAGES

Vendors are a critical component to our service delivery. We deal with 2 types of vendors, Transaction Service Vendors (Equifax, Choicepoint, Discover, State MVR Centers, etc.) and Infrastructure Vendors (IBM, MCI, Microsoft, Oracle, etc.). It is the responsibility of the appropriate I/T group to manage and evaluate the quality of service received from these vendors.

For purposes of this program, service disruptions caused by a Transaction Service Vendor site not being available that is entirely a vendor issue will not be counted as an outage. However, we have several arrangements for conversion to an alternate vendor or alternate vendor site during an outage. If we are unable to execute the conversion because of a Progressive related issue, this would be counted as an outage.

For purposes of this program, service disruptions caused by an Infrastructure Vendor will be counted as an outage.

5. SLOW RESPONSE TIME

Occasionally, an application is available, but the response time is poor. Slow response time will not be counted as an outage.

6. SCHEDULED MAINTENANCE

Occasionally, system or facility work needs to be performed that cannot be completed during our normal maintenance hours (see rule #1 for maintenance hours). In spite of this downtime being scheduled in advance with our customers, it will be counted as an outage.

7. IT PERFORMANCE AND RETENTION POINT VALUES

IT Performance

Any day without an outage will be awarded points. Point values are weighted to correspond with the value to the business based upon the volume of transactions. The maximum number of points earned per week is 10 points per application defined in Rule #1. The point value by workday is as follows:

           DAY                 POINTS
---------------------------    ------
Monday                          2.0
Tuesday                         2.0
Wednesday, Thursday, Friday     1.5
Saturday                        1.0
Sunday                          0.5

Point values will not be adjusted for holidays. In other words, if a holiday is celebrated on a Monday, it will be given a value of 2 points.

IT Customer Retention

Outages that negatively affect customers will be assessed a loss of 1.0 point per incident defined in Rule #2.

8. COMMUNICATIONS OF STATUS

On a daily basis, we will communicate any outage in the Morning Status Report issued Monday through Friday by ETG. The outage will be highlighted in red.

Each Monday, ETG will distribute to all IT staff, the "Weekly IT Performance Report", indicating the previous week's results as well as the annualized point factor. In addition, a monthly report with year-to-date information will be distributed to all IT staff by the first Friday of the fiscal month.

9. APPEAL PROCESS

Anyone within the organization has the right to appeal an outage. All appeals should be made by email to Ed Locker. Ed will ensure the appeal is presented in the Post Mortem review of the incident. If the outage was misrepresented, a reversal will be carried in the Weekly IT Performance Report and all associated status reports.

If the outage requires a judgment call, it will be reviewed by Jerry Winchell, Tom Cunningham, Scott McPherson and Molly Gessler who will act as the Ruling Committee. All judgments made by the Ruling Committee are final.

10. EARNED POINTS CHART FOR 2005

The attached 2005 Earned Points Chart correlates annual points earned to the IT Performance Factor.

                                                                     SCHEDULE II

                     INFORMATION TECHNOLOGY INCENTIVE PLAN
                            2005 EARNED POINTS CHART

   ANNUAL POINTS EARNED
--------------------------
MINIMUM            MAXIMUM            IT PERFORMANCE FACTOR
-------            -------            ---------------------
     0               9,505                    0.00
 9,506               9,506                    0.01
 9,507               9,512                    0.02
 9,513               9,518                    0.03
 9,519               9,524                    0.04
 9,525               9,530                    0.05
 9,531               9,536                    0.06
 9,537               9,542                    0.07
 9,543               9,548                    0.08
 9,549               9,554                    0.09
 9,555               9,557                    0.10
 9,558               9,558                    0.11
 9,559               9,564                    0.12
 9,565               9,570                    0.13
 9,571               9,576                    0.14
 9,577               9,582                    0.15
 9,583               9,588                    0.16
 9,589               9,594                    0.17
 9,595               9,600                    0.18
 9,601               9,606                    0.19
 9,607               9,609                    0.20
 9,610               9,610                    0.21
 9,611               9,616                    0.22
 9,617               9,622                    0.23
 9,623               9,628                    0.24
 9,629               9,634                    0.25
 9,635               9,640                    0.26
 9,641               9,646                    0.27
 9,647               9,652                    0.28
 9,653               9,658                    0.29
 9,659               9,661                    0.30
 9,662               9,662                    0.31
 9,663               9,668                    0.32
 9,669               9,674                    0.33
 9,675               9,680                    0.34
 9,681               9,686                    0.35
 9,687               9,692                    0.36

 9,693               9,698                    0.37
 9,699               9,704                    0.38
 9,705               9,710                    0.39
 9,711               9,713                    0.40
 9,714               9,714                    0.41
 9,715               9,720                    0.42
 9,721               9,726                    0.43
 9,727               9,732                    0.44
 9,733               9,738                    0.45
 9,739               9,744                    0.46
 9,745               9,750                    0.47
 9,751               9,756                    0.48
 9,757               9,762                    0.49
 9,763               9,765                    0.50
 9,766               9,766                    0.51
 9,767               9,772                    0.52
 9,773               9,778                    0.53
 9,779               9,784                    0.54
 9,785               9,790                    0.55
 9,791               9,796                    0.56
 9,797               9,802                    0.57
 9,803               9,808                    0.58
 9,809               9,814                    0.59
 9,815               9,817                    0.60
 9,818               9,818                    0.61
 9,819               9,824                    0.62
 9,825               9,830                    0.63
 9,831               9,836                    0.64
 9,837               9,842                    0.65
 9,843               9,848                    0.66
 9,849               9,854                    0.67
 9,855               9,860                    0.68
 9,861               9,866                    0.69
 9,867               9,869                    0.70
 9,870               9,870                    0.71
 9,871               9,876                    0.72
 9,877               9,882                    0.73
 9,883               9,888                    0.74
 9,889               9,894                    0.75
 9,895               9,900                    0.76
 9,901               9,906                    0.77
 9,907               9,912                    0.78
 9,913               9,918                    0.79
 9,919               9,921                    0.80
 9,922               9,922                    0.81
 9,923               9,928                    0.82
 9,929               9,934                    0.83
 9,935               9,940                    0.84

 9,941               9,946                    0.85
 9,947               9,952                    0.86
 9,953               9,958                    0.87
 9,959               9,964                    0.88
 9,965               9,970                    0.89
 9,971               9,973                    0.90
 9,974               9,974                    0.91
 9,975               9,980                    0.92
 9,981               9,986                    0.93
 9,987               9,992                    0.94
 9,993               9,998                    0.95
 9,999              10,004                    0.96
10,005              10,010                    0.97
10,011              10,016                    0.98
10,017              10,023                    0.99
10,024              10,027                    1.00
10,028              10,028                    1.01
10,029              10,030                    1.02
10,031              10,033                    1.03
10,034              10,035                    1.04
10,036              10,037                    1.05
10,038              10,040                    1.06
10,041              10,043                    1.07
10,044              10,046                    1.08
10,047              10,049                    1.09
10,050              10,051                    1.10
10,052              10,052                    1.11
10,053              10,055                    1.12
10,056              10,058                    1.13
10,059              10,061                    1.14
10,062              10,063                    1.15
10,064              10,066                    1.16
10,067              10,069                    1.17
10,070              10,072                    1.18
10,073              10,075                    1.19
10,076              10,077                    1.20
10,078              10,078                    1.21
10,079              10,081                    1.22
10,082              10,084                    1.23
10,085              10,087                    1.24
10,088              10,089                    1.25
10,090              10,092                    1.26
10,093              10,095                    1.27
10,096              10,098                    1.28
10,099              10,101                    1.29
10,102              10,103                    1.30
10,104              10,104                    1.31
10,105              10,107                    1.32

10,108              10,110                    1.33
10,111              10,113                    1.34
10,114              10,115                    1.35
10,116              10,118                    1.36
10,119              10,121                    1.37
10,122              10,124                    1.38
10,125              10,127                    1.39
10,128              10,129                    1.40
10,130              10,130                    1.41
10,131              10,133                    1.42
10,134              10,136                    1.43
10,137              10,139                    1.44
10,140              10,141                    1.45
10,142              10,144                    1.46
10,145              10,147                    1.47
10,148              10,150                    1.48
10,151              10,153                    1.49
10,154              10,155                    1.50
10,156              10,156                    1.51
10,157              10,159                    1.52
10,160              10,162                    1.53
10,163              10,165                    1.54
10,166              10,167                    1.55
10,168              10,170                    1.56
10,171              10,173                    1.57
10,174              10,176                    1.58
10,177              10,179                    1.59
10,180              10,181                    1.60
10,182              10,182                    1.61
10,183              10,185                    1.62
10,186              10,188                    1.63
10,189              10,191                    1.64
10,192              10,193                    1.65
10,194              10,196                    1.66
10,197              10,199                    1.67
10,200              10,202                    1.68
10,203              10,205                    1.69
10,206              10,207                    1.70
10,208              10,208                    1.71
10,209              10,211                    1.72
10,212              10,214                    1.73
10,215              10,217                    1.74
10,218              10,219                    1.75
10,220              10,222                    1.76
10,223              10,225                    1.77
10,226              10,228                    1.78
10,229              10,231                    1.79
10,232              10,233                    1.80

10,234              10,234                    1.81
10,235              10,237                    1.82
10,238              10,240                    1.83
10,241              10,243                    1.84
10,244              10,245                    1.85
10,246              10,248                    1.86
10,249              10,251                    1.87
10,252              10,254                    1.88
10,255              10,257                    1.89
10,258              10,259                    1.90
10,260              10,260                    1.91
10,261              10,263                    1.92
10,264              10,266                    1.93
10,267              10,269                    1.94
10,270              10,271                    1.95
10,272              10,274                    1.96
10,275              10,277                    1.97
10,278              10,280                    1.98
10,281              10,283                    1.99
10,284              10,400                    2.00

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